                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         IKON Office Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                     [LOGO OF IKON OFFICE SOLUTIONS, INC.]

                               ----------------

                   Notice of Annual Meeting of Shareholders

                                March 23, 1999

                               ----------------

To the Shareholders of IKON Office Solutions, Inc. ("IKON" or the "Company"):

  You are invited to be present either in person or by proxy at the annual meeting of shareholders of IKON to be held at the Company's offices at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Tuesday, March 23, 1999 at 9:00 a.m. to consider and act upon the following proposals:

    1. To elect eight directors to serve for a term ending on the date of the 2000 annual meeting of shareholders; and

    2. To transact such other business as may properly come before the meeting.

  Shareholders of IKON of record at the close of business on January 26, 1999 are entitled to vote at the annual meeting and any adjournments thereof. All shareholders are urged to attend the meeting or to vote by proxy.

  If you do not expect to attend the meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.


                                          President and Chief Executive
                                           Officer

Malvern, Pennsylvania
January 28, 1999

                          IKON Office Solutions, Inc.
                                 P.O. Box 834
                     Valley Forge, Pennsylvania 19482-0834

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of IKON Office Solutions, Inc. ("IKON" or the "Company") of proxies to be voted at its annual meeting of shareholders on March 23, 1999 and all adjournments thereof. The proxy statement and proxy card will be first mailed to shareholders on or about January 28, 1999.

  Only holders of record of common stock at the close of business on January 26, 1999 will be entitled to vote. On that date, there were 147,531,994 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

                           I. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

  A board consisting of eight directors is proposed to be elected for a term ending on the date of the 2000 annual shareholders' meeting. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election as directors of the nominees named below. The eight nominees who receive the most votes at the meeting will be elected as directors. All of the nominees are now directors of IKON, holding office until election of their successors.

                                                                                      YEAR
                                                                                     BECAME
          NAME             PRINCIPAL OCCUPATION OR EMPLOYMENT FOR PAST FIVE YEARS   DIRECTOR AGE
          ----             ------------------------------------------------------   -------- ---
Judith M. Bell.......... Proprietor, The Men's Shop at the Broadmoor (1973-Pres-      1998    62
                          Present); Co-Proprietor, A Short Story Inc. (1994-
                          Present); Managing Partner, Bell's Market Grill (1994-
                          Present) and Bell Retail Group (1986-Present);
                          President, United States Golf Association (1996-1997)
                          (also a director of Hayden Hays Gallery, Southern
                          Colorado Chapter of the Arthritis Foundation and a
                          Trustee for El Pomar Foundation)
James R. Birle.......... Chairman, Resolute Partners, LLC, a private merchant bank    1996    62
                          (1994-Present); General Partner, The Blackstone Group
                          (1988-1994) (also a director of Massachusetts Mutual
                          Life Insurance Company, Drexel Industries, Inc., The
                          Connecticut Health and Education Facilities Authority
                          and Transparency International)
Philip E. Cushing....... Group Chief Executive (1996-Present), Group Managing         1997    48
                          Director (1995-1996), Director-Services (1992-1995),
                          Inchcape PLC, a British-based international distribution
                          business
Kurt E. Dinkelacker..... Executive Vice President and Chief Financial Officer         1996    45
                          (1997-Present; 1993-1995), President (1995-1997) and
                          Chief Operating Officer (1996-1997), IKON Office
                          Solutions, Inc.
James J. Forese......... President and Chief Executive Officer (1998-Present),        1998    63
                          Executive Vice President of International Operations
                          (1996-1998), Executive Vice President and Chief Operat-
                          ing Officer (1996), IKON Office Solutions, Inc.; IBM
                          Vice President and Chairman of IBM Credit Corporation
                          (1993-1995); IBM Vice President-Finance (1990-1993)
                          (also a director of Unisource Worldwide, Inc., American
                          Management Systems and National Utilities Investor's
                          Corporation)

                                                                                      Year
                                                                                     became
          Name             Principal occupation or employment for past five years   director Age
          ----             ------------------------------------------------------   -------- ---
Thomas P. Gerrity....... Dean and Professor, The Wharton School of the University     1998    57
                          of Pennsylvania (1990-Present) (also a director of CVS
                          Corporation, Fannie Mae, Reliance Group Holdings, Inc.,
                          Fiserv, Inc., Sun Company, Inc. and a trustee of MAS
                          Funds)
Barbara Barnes                                                                        1988    70
 Hauptfuhrer............ Chairman of Independent Directors, IKON Office Solutions,
                          Inc. (also a director of The Vanguard Group of Invest-
                          ment Companies and of each of the mutual funds in the
                          Group (1972-1999), The Great Atlantic and Pacific Tea
                          Co., Inc. (1975-Present), Knight Ridder, Inc. (1979-
                          Present), Massachusetts Mutual Life Insurance Co.
                          (1979-Present) and Raytheon Company (1987-Present))

Richard A. Jalkut....... Non-Executive Chairman, IKON Office Solutions, Inc.          1996    53
                          (1998-Present); President and Chief Executive Officer,
                          PathNet, a telecommunications company (1997-Present);
                          President and Group Executive, Nynex Telecommunications
                          Group (1992-1997); President and Chief Executive Offi-
                          cer, New York Telephone (predecessor to Nynex Telecommu-
                          nications) (1991-1992) (also a director of Marine Mid-
                          land Bank and Home Wireless Network)

Security Ownership

  As of January 26, 1999, shares of common stock of IKON were beneficially owned (as determined by rules of the Securities and Exchange Commission, although in certain cases the persons may disclaim beneficial ownership), by the current directors and nominees, by each of the individuals named in the Summary Compensation Table (on page 8), and by all current directors and executive officers of IKON as a group, as follows:

                                                   Ownership
                                -----------------------------------------------
                                  Sole Voting       Shared Voting    Acquirable
                                      and              and/or          within
                                Investment Power Investment Power(1) 60 Days(2)
                                ---------------- ------------------- ----------
   Judith M. Bell..............       1,534                  0          3,500
   James R. Birle..............      16,088                  0         16,130
   Philip E. Cushing...........       1,013                  0         12,400
   Kurt E. Dinkelacker.........      54,419              8,488        227,857
   James J. Forese.............      92,751                710        228,326
   David M. Gadra..............       5,561                451          4,790
   Thomas P. Gerrity...........       2,858                  0          3,500
   Lynn B. Graham..............      21,935                  0          3,690
   Frederick S. Hammer.........      25,337                  0         48,229
   Barbara Barnes Hauptfuhrer..      14,650                  0         61,863
   Richard A. Jalkut...........       8,205                  0         16,359
   Peter W. Shoemaker..........      22,325             16,973         90,259
   John E. Stuart..............     151,335             65,116        100,000
   All directors and executive
    officers as a
    group (19 persons).........     557,675             77,313        782,895

  --------
  (1) Includes all shares held under IKON's Retirement Savings Plan, Executive Deferred Compensation Plan Trust, and, where applicable, shares owned by spouses or minor children.
  (2) Represents shares which may be acquired within 60 days of January 26, 1999 through the exercise of stock options.

  As of January 26, 1999, for each of the individuals named on the previous page, and for all current directors and executive officers as a group, the percentage of common stock beneficially owned was less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  For the fiscal year ended September 30, 1998, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 on behalf of IKON's directors and officers to reflect beneficial ownership of IKON's securities were timely filed.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

  During fiscal 1998, there were four standing committees of the Board of
Directors: the Audit Committee, the Human Resources Committee, the Investment Committee and the Executive Committee (formerly the Operations Committee). Between meetings of the Board of Directors, its powers may be exercised by these standing committees, and they, as well as the Board of Directors, sometimes act by unanimous written consent.

  The Audit Committee is chaired by Mr. Birle. Messrs. Cushing, Gerrity, Hammer, Jalkut, Ms. Bell and Mrs. Hauptfuhrer are also members of this Committee. The Audit Committee met four times during the fiscal year ended September 30, 1998. Its functions are to review the report of IKON's independent auditors relating to their audit of the financial statements of IKON, to review and discuss internal financial controls with both the independent auditors and internal auditors, and to direct that special studies relating to the adequacy of financial controls and accounting procedures be made from time to time as the Committee deems desirable.

  The Human Resources Committee is chaired by Mr. Jalkut. Messrs. Birle, Cushing, Gerrity, Hammer, Ms. Bell and Mrs. Hauptfuhrer are also members of this Committee. The Human Resources Committee met five times during the fiscal year ended September 30, 1998. It is responsible for reviewing and evaluating persons who are suggested as nominees for election as members of the Board of Directors or as executive officers of IKON, and for making recommendations to the Board of Directors concerning such nominees. The Human Resources Committee is also responsible for evaluating the performance of the Chief Executive Officer, setting policies regarding executive compensation and determining the salaries and other compensation of each of the executive officers of IKON (See "Human Resources Committee Report on Executive Compensation" on page 5). The Committee has all of the powers and exercises all of the duties of the Board of Directors as described in IKON's stock option, stock purchase, deferred compensation and other similar plans.

  The Investment Committee is chaired by Mr. Hammer. Messrs. Birle, Cushing, Gerrity, Jalkut, Ms. Bell and Mrs. Hauptfuhrer are also members of this Committee. The Investment Committee met four times during the fiscal year ended September 30, 1998. Its functions are to review and approve acquisitions and divestitures of businesses, and to recommend to the Board the issuance of stock or debt with respect thereto, to approve capital expenditures and to review any investment-related activity of the Company.

  The Executive Committee is co-chaired by Messrs. Jalkut and Birle. Messrs. Forese, Gerrity and Mrs. Hauptfuhrer are also members of the Committee. The Executive Committee was constituted on July 9, 1998 (replacing the Operations Committee) and met four times during the fiscal year. The Executive Committee has been granted and exercises all the powers of the Board between regular meetings of the Board.

  During fiscal 1998, the independent directors of the Company met six times in executive session in order to consider matters of importance to the Company, including, but not limited to, the financial condition of the Company, and the appointment of Mr. Forese to succeed Mr. Stuart as President and Chief Executive Officer. There were also five special meetings of the Board during fiscal 1998. The foregoing meetings were in addition to the regular quarterly meetings of the Board of Directors, Audit Committee, Human Resources Committee and Investment Committee. The Executive Committee will hold special meetings between regular quarterly meetings of the Board during fiscal 1999.

  During the fiscal year, the Board of Directors met nine times. Each director attended at least 75% of the total number of the meetings of the Board of Directors and the meetings of all committees on which he or she served.

                       PERFORMANCE OF IKON COMMON STOCK

  The following graph compares the cumulative total shareholder return of IKON common stock with the cumulative total return of: (i) the Standard & Poor's 500 Stock Index, and (ii) an industry peer group based on the S&P 500 Office Equipment & Supplies SubIndex (the "SubIndex"). Cumulative total shareholder return is measured by assuming an investment of $100 made on January 2, 1997 (with dividends reinvested).

                         IKON vs. S&P 500 vs. SubIndex

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------
   Date             IKON             S&P 500            SubIndex
--------------------------------------------------------------------
   1/2/97         $100.00            $100.00             $100.00
  3/31/97           83.81             103.92              105.99
  6/30/97           60.07             119.71              140.89
  9/30/97           58.96             128.09              150.27
 12/31/97           62.81             127.37              135.37
  3/31/98           81.07             149.61              187.59
  6/30/98           53.60             144.34              181.77
  9/30/98           18.92             143.74              167.36
--------------------------------------------------------------------

  On December 31, 1996, Alco Standard Corporation ("Alco", which was the name under which the Company formerly operated), completed a spin-off of its wholly-owned subsidiary, Unisource Worldwide, Inc. ("Unisource"), its paper and supply systems distribution business, which comprised 63.2% of the Company's revenues and 30.3% of its operating income for fiscal 1996. The spin-off was accomplished by the Company's distribution of a tax-free dividend to the Company's shareholders consisting of all of the common shares of Unisource. On January 2, 1997 (the first business day after the effective date of the distribution), Unisource began trading on the New York Stock Exchange as a separate public company. On January 23, 1997, the Company changed its name from Alco Standard Corporation to IKON Office Solutions, Inc. Because of the material contribution of Unisource to the Company's total shareholder return (as measured by stock price performance, with dividends reinvested) for fiscal years 1993 through 1996, the performance graph shown above does not include fiscal years prior to 1997, and, for 1997, includes only the nine-month period beginning on January 2, 1997.

                            EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

  IKON's executive compensation program is administered by the Human Resources Committee of the Board of Directors, which has responsibility for all aspects of the compensation program for the executive officers of IKON. The Human Resources Committee (the "Committee") is comprised of the directors listed at the end of this report, none of whom is an employee of IKON and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director for purposes of
Section 162(m) of the Internal Revenue Code (the "Code").

  The Committee's primary objective is to establish and administer programs which attract and retain key executives, and to align their compensation with IKON's performance, business strategies and growth in shareholder value. To this end, the Committee has established and the Board of Directors has endorsed an executive compensation philosophy which includes the following elements:

  --A "pay-for-performance" orientation under which compensation reflects corporate, business unit and individual performance;

  --An emphasis on stock incentives to closely align the interest of executives with the long-term interests of shareholders;

  --An emphasis on total compensation under which base salaries are generally set at or near competitive levels but which motivates and rewards executives with total compensation, including incentive programs, at or above competitive levels if corporate or individual performance is superior;

  --An appropriate balance of short and long-term compensation which facilitates retention of talented executives, rewards long-term strategic planning, and encourages IKON stock ownership;

  --Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based on stock and other performance incentives and less on salary and benefits; and

  --Recognition that selective use of executive employment, noncompete and change-in-control agreements will enable IKON to attract and retain talented key executives and will enable management to place its exclusive focus on strategic planning and operational issues affecting the business.

  As a matter of policy, the Committee has generally structured the Company's executive compensation plans so that payments under such plans will be excluded from compensation subject to the $1,000,000 deduction limit of
Section 162(m) of the Code.

  The primary components of IKON's executive compensation program are (a) base salaries; (b) annual cash bonus opportunities; (c) long-term incentive opportunities; and (d) executive employment, noncompete and change-in-control agreements.

Base Salaries

  Base salaries for executive officers are established at the beginning of the term of the executive's employment contract based on a comparison to competitive market levels for the executive's job function. During the term of the contract, the executive's base salary is subject to upward adjustment on the basis of individual, corporate, and business unit performance, as well as competitive, inflationary and internal equity considerations. Upon expiration of the contract term, the Committee evaluates the executive's contribution to the Company, makes a determination as to whether to continue the executive officer in his or her current position, and reviews the executive's current base salary (in light of current market levels and the executive's performance) to determine whether such base salary should be adjusted upward or downward.

  The Committee does not consider the market for determining the compensation of IKON's executives to be limited to the companies included in the industry peer group used for the performance graph on page 4. The companies considered to be comparable to IKON for compensation purposes include a broad cross-section of companies which are representative of distribution companies generally.

  During fiscal 1998, two individuals served as the Company's Chief Executive Officer. Mr. Stuart served as the Company's Chief Executive Officer from October 1, 1997 through July 8, 1998, when he resigned all positions with the Company. Mr. Forese, who had been serving as the Company's Executive Vice President and President of International Operations, became President, Chief Executive Officer and a director of the Company on July 9, 1998, and continues to serve in those capacities.

  In continuing the base salary of $900,000 for Mr. Stuart for fiscal 1998, the Committee acted in accordance with the terms of Mr. Stuart's employment contract, which set Mr. Stuart's base salary at a minimum annual level of $900,000. The Committee determined that, in light of the Company's poor performance during fiscal 1997, a base salary increase for Mr. Stuart was not warranted for fiscal 1998.

  In setting the $750,000 annualized salary of Mr. Forese in his capacity as President and Chief Executive Officer (pursuant to the negotiation of his employment contract), the Committee evaluated the factors described above which are used for setting compensation generally, Mr. Forese's record and leadership abilities as Executive Vice President and President of International Operations, and the challenges facing Mr. Forese in his new role in light of the Company's performance during fiscal 1997 and the first nine months of fiscal 1998.

ANNUAL BONUS

  Annual bonus payments to executive officers are awarded pursuant to the IKON Office Solutions, Inc. Annual Bonus Plan, and are based on corporate or business unit performance compared to the targets established for the year. These annual bonus payments are in amounts equal to a percentage of base salary. For fiscal 1999, the Committee has determined that annual bonus targets for executive officers, including the individuals named in the Summary Compensation Table, will be based on increases in operating income, cash flow and revenues over the previous fiscal year for IKON and/or the executive's relevant business unit. For certain executive officers, including Messrs. Dinkelacker and Gadra, individual objective performance criteria (established at the beginning of the fiscal year) are also used to determine bonus entitlement.

  For fiscal 1999, Mr. Forese is eligible to receive a bonus equal to 150% of salary, and Messrs. Dinkelacker, Shoemaker, Graham and Gadra are eligible to receive fiscal 1999 bonuses equal to approximately 75% of salary.

  In addition to the bonus entitlements described above, if certain executive officers deliver outstanding business unit and individual performance, they are eligible to earn a discretionary "overachievement" bonus. In order to receive this additional overachievement bonus, the executive must demonstrate outstanding execution of operational plan and individual performance criteria. For the current executives named in the Summary Compensation Table, other than Mr. Forese, annual overachievement bonus potential is 35% to 40% of base salary. Mr. Forese is not eligible for an overachievement bonus. No overachievement bonuses will be paid unless the executive has already earned the full bonus entitlement described in the foregoing paragraph.

LONG TERM INCENTIVE COMPENSATION

 LTIP Awards

  The IKON Office Solutions, Inc. Long Term Incentive Compensation Plan ("LTIP") is intended to align the long-term interests of IKON's executives with those of IKON's shareholders. The LTIP has motivated and rewarded growth in shareholder value by granting to eligible executives cash awards which vest only if certain performance criteria are met. For corporate officers, the LTIP has generally been based on total shareholder return (stock price appreciation with dividends reinvested). Total shareholder return ("TSR") has been measured over successive three-year periods (with a new three-year period beginning every fiscal year) and cash awards, if vested, are paid at the end of each such three-year period. The LTIP payout is dependent upon achievement of threshold, target and maximum performance targets. For performance between threshold and maximum, the payout is prorated on a straight-line basis.

  The Committee has determined that Mr. Forese will be the only executive officer eligible to participate in the 1999-2001 LTIP plan period (beginning October 1, 1998 and ending September 30, 2001). Accordingly, on October 1, 1998, the Committee granted Mr. Forese a maximum LTIP award of $1,012,500. Such award, if earned, will be paid at the end of the plan period, and is conditioned on the following: 1) continued employment by Mr. Forese until the end of the plan period; and 2) achievement of financial and operating performance goals established by the Committee.

 Stock Options

  Stock options are granted as a reward for past performance and as motivation for future performance which maximizes shareholder value. Stock options are generally granted for ten-year terms and vest over specified employment periods. The exercise price of these stock options is generally the fair market value of IKON common stock on the date of grant, although, in order to provide an incentive to Mr. Forese to deliver performance which increases shareholder value, certain options granted to Mr. Forese pursuant to his employment contract have exercise prices above fair market value (see "Executive Employment Contracts--James J. Forese" on page 13).

  On November 18, 1997, all of the individuals named in the Summary Compensation Table except Mr. Shoemaker received option grants as an incentive for future performance. The amounts of such option grants are set forth in the Summary Compensation Table on page 8. In addition, during fiscal 1998, Mr. Shoemaker received a promotional option grant of 10,000 options in connection with his appointment as an executive officer, and Mr. Graham received an option grant of 3,500 options in connection with the execution of his employment contract.

  Upon Mr. Forese's appointment as President and Chief Executive Officer in July 1998, the Committee authorized the execution of an employment contract with Mr. Forese, pursuant to which he was granted a total of 635,000 options. For further information concerning these options and concerning Mr. Forese's employment contract, see "Employment Contracts," below and "Executive Employment Contracts--James J. Forese" beginning on page 13.

EMPLOYMENT CONTRACTS

  The Committee believes that the selective use of employment, noncompete and change-in-control contracts provides leadership continuity which will benefit the Company's shareholders and employees, and insures that key executives who terminate employment with IKON will not enter into competing businesses. In addition, such contracts allow senior management to focus exclusively on strategic planning and financial and operational issues affecting the business, and create an incentive for the executive to drive performance which will contribute to shareholder value and future growth. Accordingly, employment, noncompete and change-in-control arrangements are in place with Messrs. Forese, Dinkelacker, Shoemaker, Graham and Gadra. In addition, change-in-control arrangements are in place with certain other corporate officers and key executives. For further information on executive employment, noncompete and change-in-control contracts see "Change-in-Control Arrangements and Executive Employment Contracts" beginning on page 13.

SUMMARY OF COMPENSATION PHILOSOPHY

  The Committee is firmly committed to the ongoing review and evaluation of the Company's executive compensation practices. The Committee believes that such review will insure that IKON's pay practices are in keeping with the practices of comparable companies and will insure that such practices create significant performance incentives for executives while maximizing shareholder value.

The Human Resources Committee of the Board of Directors

    Richard A. Jalkut (Chairman)
    Judith M. Bell
    James R. Birle
    Philip E. Cushing
    Thomas P. Gerrity
    Frederick S. Hammer
    Barbara Barnes Hauptfuhrer

                       --------------------------------

Summary of Executive Compensation

  The following table provides a summary of all compensation for the five most highly compensated officers of IKON, and one additional individual for whom disclosure is required, during the fiscal years ended September 30, 1998, 1997 and 1996:

                          SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------
                        Annual Compensation          Long Term Compensation
                        ------------------------------------------------------------
                                                Awards
      Name                                    ----------
       and                                    Securities                 All Other
    Principal    Fiscal                       Underlying     LTIP       Compensation
   Position(1)    Year  Salary($)  Bonus($)    Options   Payouts($)(2)     ($)(4)
   -----------   ------ ---------- ---------  ---------- -------------  ------------
  James J.
   Forese         1998     450,000         0    13,500       194,375       37,478
   President
    and           1997     425,000         0     5,000             0      114,179
   Chief
    Executive
    Officer       1996     487,500   487,500   388,773             0       46,411

  Kurt E.
   Dinkelacker    1998     350,000         0    15,600       116,625       36,357
   Executive
    Vice
    President     1997     350,000         0   260,000       236,990      102,194
   and Chief
    Financial     1996     350,000   350,000    11,108       680,096      100,352
   Officer

  Peter W.
   Shoemaker      1998     287,608         0    10,000        51,824       63,669
   Senior Vice
    President
    and           1997     250,000   162,500     5,000       170,017       52,450
   President of
    North
    American      1996     250,000   200,000     6,788       548,625       69,700
   Business
    Services

  Lynn B.
   Graham         1998     235,620         0    10,500        47,884       67,305
   Senior Vice
    President     1997     215,344   226,153     3,468     1,248,441(3)    42,519
   and
    President
    of IKON       1996     208,041   265,384         0             0       38,850
   Document
    Services

  David M.
   Gadra          1998     234,167         0     9,100             0       29,956
   Senior Vice
    President
    and           1997     225,000   157,500     4,250             0       19,178
   Chief
    Information
    Officer       1996      37,500    75,000    11,725             0      125,377

  John E.
   Stuart         1998     697,192         0    40,000             0       79,052
   Former
    Chairman,
    President     1997     900,000         0   270,000       575,540      265,149
   and Chief
    Executive
    Officer       1996     900,000   900,000    24,684     1,586,923      249,664

(1) In 1996, Mr. Forese was Executive Vice President and Chief Operating Officer. From November 1996 through July 1998, he was Executive Vice President and President of International Operations. In July 1998, he assumed the above position, replacing John E. Stuart. Mr. Shoemaker was President of IKON's Northeast Region in fiscal 1996, was Senior Vice President in fiscal 1997 and assumed the above position in fiscal 1998. Mr. Graham served as President of IKON Document Services in fiscal 1996, 1997 and 1998, and became Senior Vice President in addition to this role in 1998. Mr. Gadra began employment with IKON in the above position on August 1, 1996.

(2) LTIP payouts for fiscal 1998 were distributed in the form of cash. For fiscal 1997 and 1996, LTIP payouts were distributed in the form of shares of common stock, based on the fair market value of the Company's common stock on September 30, 1997 and September 30, 1996, respectively. For fiscal 1997 and 1998, LTIP payouts represent awards attributable to fiscal 1995 and/or 1996 performance.
(3) Represents two LTIP awards paid to Mr. Graham as a member of the senior management of IKON Document Services, an operating unit of IKON, for superior operating performance. The awards were paid in IKON common stock, valued based upon fair market value of such stock at the time of distribution.
(4) Includes the value of unvested shares of IKON common stock purchased with matching company contributions under IKON's stock purchase plans, calculated as of the date of purchase, as follows: James J. Forese-- $37,478 (1998); $114,719 (1997) and $46,411 (1996); Kurt E. Dinkelacker--
    $35,664 (1998), $101,631 (1997) and $99,907 (1996); Peter W. Shoemaker--
    $60,926 (1998), $50,250 (1997) $65,801 (1996); Lynn B. Graham--$67,305
    (1998), $42,519 (1997) and $38,850 (1996); David M. Gadra--$29,956 (1998),
    $19,178 (1997) and $377 (1996); John E. Stuart--$76,798 (1998), $263,129
    (1997), $247,073 (1996). Mr. Stuart has forfeited all such unvested shares. For Messrs. Forese, Dinkelacker, Shoemaker, Graham and Stuart, the remaining amounts represent above-market interest earned on deferred compensation. For Mr. Gadra, the remaining amounts in 1996 represent a one-time payment of $100,000 to compensate Mr. Gadra for the forfeiture of stock options attributable to his previous employment, and $25,000 in relocation compensation.

OPTION GRANTS

  The following table shows option grants to the six individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

                                       % OF TOTAL
                            NUMBER      OPTIONS
                         OF SECURITIES GRANTED TO EXERCISE
                          UNDERLYING   EMPLOYEES  OR BASE               GRANT
                            OPTIONS    IN FISCAL   PRICE   EXPIRATION   DATE
           NAME           GRANTED (#)   YEAR (%)   ($/SH)     DATE    VALUE ($)
           ----          ------------- ---------- -------- ---------- ---------
  James J. Forese.......   13,500(1)      1.55    29.9375   11/18/07   152,420
  Kurt E. Dinkelacker...   15,600(1)      1.84    29.9375   11/18/07   168,327
  Peter W. Shoemaker....   10,000(2)      1.15    11.8125    7/30/08    48,799
  Lynn B. Graham........   3,500(3)        .40    29.1250    11/6/07    44,030
                           7,000(1)        .80    29.9375               86,800
  David M. Gadra........   9,100(1)       1.04    29.9375   11/18/07   103,072
  John E. Stuart........   40,000(1)      4.60    29.9375   11/18/07   431,601

(1) These stock options were granted at an exercise price equal to fair market value of IKON common stock on the date of grant. The present value of these options was calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) ten-year option term;
    (b) the options become exercisable 33-1/3% on the third, fourth and fifth anniversaries of September 30, 1997 (the beginning of the 1998 fiscal year), but vesting may be accelerated if LTIP performance criteria are met; (c) 5.8% expected risk-free rate of return; (d) 36.46% expected volatility; and (e) .53% expected dividend yield. Based upon these assumptions, the value of each incentive stock option was $12.40 on the date of grant and the value of each non-qualified stock option was $10.79 on the date of grant. Optionees received both types of options in amounts determined by current requirements under the Internal Revenue Code (the "Code").
(2) These stock options were granted at an exercise price equal to fair market value of IKON common stock on the date of grant. The present value of these options was calculated using the Black-Scholes option valuation methodology, based upon the following assumptions: (a) ten-year option term; (b) the options become exercisable 20% on the first five anniversaries of the date of grant; (c) 5.46% risk free rate of return;

   (d) 36.46% expected volatility; and (e) 1.35% dividend yield. Based upon these assumptions, the value of each incentive stock option was $5.22 on the date of grant and the value of each non-qualified stock option was $4.54 on the date of grant. Mr. Shoemaker received both types of options in amounts determined by current requirements under the Code.
(3) These incentive stock options were granted at an exercise price equal to fair market value of IKON common stock on the date of grant. The present value of these options was calculated using the Black-Scholes option valuation methodology, based upon the same assumptions used in (1), above, except that, for these options, the methodology assumes that the options become exercisable 20% per year on the first five anniversaries of the date of grant. Based upon these assumptions, the value of each incentive stock option was $12.58 on the date of grant.

Long Term Incentive Compensation Plan

  The following table shows the Long Term Incentive Plan Awards to the individual named in the Summary Compensation Table during the fiscal year ended September 30, 1998.

             Long Term Incentive Plans--Awards in Last Fiscal Year
-------------------------------------------------------------------------------

                                Performance
                                 or Other
                   Cash        Period Until    Estimated Future Payouts (Cash)(2)
                   Award       Maturation or  ------------------------------------
      Name        ($)(1)          Payment     Threshold ($) Target ($) Maximum ($)
      ----       ---------    --------------- ------------- ---------- -----------
  James J.
   Forese......    404,157    10/1/97-9/30/00        0       202,079     404,157
  Kurt E.
   Dinkelacker.    467,025    10/1/97-9/30/00        0       233,513     467,025
  Peter W.
   Shoemaker...          0    10/1/97-9/30/00        0             0           0
  Lynn B. Gra-
   ham.........    209,563    10/1/97-9/30/00        0       104,781     209,563
  David M.
   Gadra.......    272,432    10/1/97-9/30/00        0       136,216     272,432
  John E. Stu-
   art.........  1,197,500(3) 10/1/97-9/30/00        0             0           0

(1) Represents the LTIP cash award granted, which, if vested, will entitle the participants (except Mr. Stuart, who has terminated employment) to receive a cash payout. For a description of the LTIP and the basis for the awards shown in the above table, see "Human Resources Committee Report on Executive Compensation" on page 5. Payout of any LTIP amount is contingent on IKON common stock performance at least equal to 100% of the S&P 500 over the three-year plan period. For fiscal 1998, IKON common stock performance was 28% of the S&P 500.
(2) Represents the cash payout which would be received upon attainment of threshold, target and maximum performance. For performance between threshold and maximum, the cash award to be received would be prorated on a straight-line basis.
(3) Mr. Stuart will not be entitled to an LTIP payout of this award because he will not be an active employee of the Company on September 30, 2000, the last day of the plan period.

Option Exercises and Fiscal Year-End Option Values

  No options were exercised by any of the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1998. The following table shows fiscal year-end option values for each of the individuals named in the Summary Compensation Table for the fiscal year ended September 30, 1998:

                                 Option Values
-------------------------------------------------------------------------------

                            Number of     Number of    Value of
                           Securities    Securities   Unexercised   Value of
                           Underlying    Underlying     In-the-    Unexercised
                           Unexercised   Unexercised     Money    In-the-Money
                           Options At    Options At   Options at   Options at
                             FY-End        FY-End       FY- End      FY-End
                           Exercisable  Unexercisable Exercisable Unexercisable
         Name                (#)(1)        (#)(1)       ($)(2)       ($)(2)
         ----              -----------  ------------- ----------- -------------
  James J. Forese.........   148,104       259,169          0            0
  Kurt E. Dinkelacker.....   159,471       271,392          0            0
  Peter W. Shoemaker......    96,757        33,760          0            0
  Lynn B. Graham..........     1,926        13,893          0            0
  David M. Gadra..........     4,740        20,335          0            0
  John E. Stuart..........   753,137(3)          0(4)       0            0

(1) Options granted prior to January 1, 1997 have been adjusted to reflect the spin-off of Unisource.
(2) Value of unexercised options equals fair market value of IKON common stock as of September 30, 1998 less exercise price, multiplied by the number of shares underlying the stock options.
(3) Includes Mr. Stuart's vested options and 100,000 options which became fully vested pursuant to Mr. Stuart's employment contract on July 8, 1998, the date of Mr. Stuart's employment termination. Except for the 100,000 options which became vested on July 8, 1998 (which Mr. Stuart has the right to exercise until July 8, 1999), Mr. Stuart's right to exercise the remaining vested options described above has expired.
(4) Mr. Stuart forfeited all unvested options, except the 100,000 options referenced in (3), above, upon his employment termination on July 8, 1998.

Pension Plan and Supplemental Retirement Plans

  Certain executive officers of IKON (including the individuals named in the Summary Compensation Table on page 8) are participants in a pension plan (the "pension plan") for salaried employees which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the employee's last ten years of participation in the pension plan which yield the highest average. All pension plan costs are paid by IKON and the pension plan and benefits are funded on an actuarial basis. The years of credited service as of September 30, 1998 for the individuals named in the Summary Compensation Table were: James J. Forese--2.8 years; Kurt E. Dinkelacker--13.3 years; Peter W. Shoemaker--15.1 years; Lynn B. Graham--4 years; David M. Gadra--2.2 years; John E. Stuart--12 years.

  IKON also has a Supplemental Executive Retirement Plan ("SERP"). Coverage under the SERP is limited to participants in the IKON pension plan who are not commissioned sales employees and whose benefits under the pension plan are limited because of (a) restrictions imposed by the Code on the amount of benefits which may be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or
(c) any reductions in the amount of compensation taken into account under the pension plan because of an employee's participation in certain deferred compensation plans sponsored by IKON or one of its subsidiaries. The SERP provides for a supplement to the annual pension paid under the pension plan to participants who attain early or normal retirement under the pension plan or who suffer a total and permanent disability while employed by IKON or one of its subsidiaries and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in the pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of the pension plan because of his participation in certain deferred compensation plans of IKON or one of its subsidiaries. The maximum amount of annual compensation upon which such supplement may be based is $500,000 per participant.

  The following table shows estimated annual retirement benefits that would be payable to participants under IKON's pension plan and, if applicable, the SERP, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefits are not subject to any deduction for Social Security benefits.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
   ---------------------------------------------------------------------------
                                            YEARS OF CREDITED SERVICE
                                    ------------------------------------------
   FINAL AVERAGE COMPENSATION          5      10       20       30       35
   --------------------------       ------- ------- -------- -------- --------
   $200,000........................ $10,000 $20,000 $ 40,000 $ 60,000 $ 70,000
    250,000........................  12,500  25,000   50,000   75,000   87,500
    300,000........................  15,000  30,000   60,000   90,000  105,000
    400,000........................  20,000  40,000   80,000  120,000  140,000
    500,000 or above...............  25,000  50,000  100,000  150,000  175,000

  Covered compensation under the pension plan and SERP of each of the named individuals includes salary and bonus as set forth in the Summary Compensation Table.

CERTAIN TRANSACTIONS

  During fiscal 1998, IKON had a loan program in place which offered to make loans to eligible executives with the requirement that the loan be secured by the borrower's pledge of IKON stock having a value at the time of the loan of not less than twice the amount of the loan. The loans bear interest at an annual rate of 6%. Effective November 30, 1998, the loan program was terminated, and all loans must be paid in full by no later than December 31, 2000. As of September 30, 1998, loans were outstanding to 19 executives in an aggregate amount of approximately $2.63 million. From October 1, 1997 to January 26, 1999, the indebtedness of the following individuals and groups under the loan program was as follows:

                               LARGEST AMOUNT OUTSTANDING AMOUNT OUTSTANDING AT
         NAME OR GROUP              DURING PERIOD($)       JANUARY 26, 1999($)
-------------------------------------------------------------------------------
  James J. Forese.............                 0                        0
  Kurt E. Dinkelacker.........           695,000                  684,263
  Peter W. Shoemaker..........           500,000                        0
  Lynn B. Graham..............                 0                        0
  David M. Gadra..............                 0                        0
  John E. Stuart..............           713,000                  713,000(1)
  All current executive offi-
   cers as a group............         2,403,000                1,772,263


(1) Mr. Stuart is required to repay this loan balance no later than May 31, 1999.

  Mr. Drake served as General Counsel and a director of IKON during fiscal 1998 and has now resigned all positions with IKON. He was Of Counsel to Montgomery, McCracken, Walker & Rhoads during fiscal 1997 and 1998 following his resignation as a Partner of that firm on September 30, 1996. Montgomery, McCracken, Walker & Rhoads rendered legal services to IKON and its subsidiaries during the 1998 fiscal year.

  Mr. Shoemaker has a 20% partnership interest in real estate located in Glastonbury, Connecticut leased to IKON at fair market value. The lease has a ten-year term which expires on April 30, 2001, with annual rental payments of $267,750. The lease also has provisions for renewal for an additional five-year term.

CHANGE-IN-CONTROL ARRANGEMENTS AND EXECUTIVE EMPLOYMENT CONTRACTS

 Change-in-Control Arrangements--Employee Benefit Plans and Executive
Arrangements

  IKON's stock option plans, deferred compensation plans and supplemental executive retirement plan provide for accelerated vesting (and, for certain plans, accelerated payout of benefits) for all participants upon a change-in-control, and also provide for accelerated vesting and payout of accrued LTIP benefits upon a change-in-control. In addition, accelerated vesting is provided to participants in the Company's 401(k) plan and master pension plan upon a change-in-control followed by the participant's involuntary employment termination within two years following the change-in-control.

  The Committee has authorized change-in-control agreements with corporate officers and other key executives. For Messrs. Shoemaker, Graham and Gadra, the agreements provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control) followed by the executive's involuntary termination of employment (or termination of employment by the executive for good reason) within two years after such change-in-control, the executive will receive the following: 1) full vesting in IKON's Stock Option Plan and Retirement Savings Plan, 2) the executive's target annual bonus award for the year in which termination occurs, prorated to the date of termination,
3) an accelerated maximum LTIP payout for all outstanding LTIP plan periods,
4) a severance benefit equal to two times salary and two times target bonus,
5) continued group hospitalization, health, dental care, life insurance and disability insurance for two years, 6) an amount equal to the benefit associated with two years of credited service under the Company's pension plans, 7) an amount equal to the value of two years of company contributions under the Retirement Savings Plan, 8) a one-year extension of any partner's loan repayment obligation to the Company, and 9) reimbursement for excise taxes (if any) payable as a result of benefits received upon a change-in-control. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than the executive's change-in-control agreement, the earlier date will prevail. The change-in-control agreements further provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control), followed by the executive's involuntary termination of employment (or termination by the executive for good reason) within two years following the change-in-control, any noncompete restrictions otherwise applicable to the executive shall be void.

  The employment contracts for Messrs. Forese and Dinkelacker (described below) contain change-in-control provisions which are identical to the provisions in the executive change-in-control arrangements described above, except that, upon involuntary employment termination within two years following a change-in-control, Mr. Forese will receive a severance benefit equal to three times salary and three times maximum bonus, and Mr. Dinkelacker will receive a serverance benefit equal to three times salary and three times target bonus. Messrs. Forese and Dinkelacker will also receive continued group hospitalization, health, dental care, life insurance and disability insurance for three years, and will receive an amount equal to three years of company contributions or credited service under the Company's Retirement Savings Plan and pension plans. Mr. Forese will also be entitled to the continued right to exercise each outstanding stock option (except the Special Stock Option described below) for the lesser of two years or the remainder of its stated term, and he will be entitled to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term. Both Mr. Forese and Mr. Dinkelacker are subject to nonsolicitation and noncompetition restrictions upon voluntary employment termination or termination for cause following a change-in-control.

 Executive Employment Contracts

  The following sets forth a description of the executive employment contracts which are in place for the individuals named in the Summary Compensation Table.

 James J. Forese

  Mr. Forese's employment contract was effective on October 1, 1998 and provides that Mr. Forese will remain in the employ of IKON for three years. On each of the two successive anniversary dates of the contract (October 1, 2001 and October 1, 2002), the contract term shall be automatically renewed for a one-year period, unless either Mr. Forese or the Company provides appropriate notice of an intention not to renew. The contract sets Mr. Forese's annual salary at $750,000, subject to annual increase in the discretion of the Human Resources Committee, and provides that Mr. Forese shall be eligible to receive an annual bonus opportunity of no less than 150% of annual salary. Mr. Forese's employment contract further provides that he shall be entitled to participate in all employee benefit plans or programs for which the most senior executives of the Company are eligible.

  As consideration for Mr. Forese's agreement to enter into the employment agreement, Mr. Forese is entitled to participate in the Company's Long-Term Incentive Compensation Plan. At the beginning of each successive three-year plan period (a new plan period begins each fiscal year) during the term of his employment contract, Mr. Forese will be given the opportunity to earn a cash award ranging from 90% to 180% of his base salary and a corresponding option grant. For the plan period from October 1, 1998 through September 30, 2001 (1999-2001 LTIP), Mr. Forese is eligible to receive a maximum cash award of $1,012,500 (135% of base salary).

  In connection with the 1999-2001 LTIP, Mr. Forese received a grant of options to purchase 135,000 shares of IKON stock at a price equal to the fair market value of IKON common stock on October 1, 1998 (the date of grant). The options have a ten-year term and vest 33 1/3% per year beginning on October 1, 2001, with accelerated vesting on or around September 30, 2001, if LTIP goals are met for the 1999-2001 LTIP.

  As further consideration of Mr. Forese's agreement to enter into the employment contract, on October 1, 1998, Mr. Forese received a grant of options to purchase 500,000 shares of IKON common stock (the "Special Stock Option"). These options have a ten-year term. Of the foregoing options, 1) 250,000 options have an exercise price of $7.50 and will vest 100% three years from the date of grant; 2) 150,000 options have an exercise price of $15.00 and will vest 100% four years from the date of grant; and 3) 100,000 options have an exercise price of $22.00 per share and will vest 100% five years from the date of grant.

  Mr. Forese's contract further provides that, if Mr. Forese voluntarily terminates employment during the term of the contract, or is terminated for cause, no severance benefit is provided and Mr. Forese shall forfeit all stock options not exercisable on the termination date. In the event that Mr. Forese's employment terminates due to disability or death, Mr. Forese (or his estate) will receive: 1) accrued base salary; 2) a prorated bonus and accelerated LTIP payouts for all outstanding plan periods, 3) each outstanding stock option except the Special Stock Option shall become immediately exercisable and remain exercisable for the lesser of one year or the remainder of its stated term and 4) the Special Stock Option shall become immediately exercisable and remain exercisable for the lesser of five years or the remainder of its stated term. In addition, upon termination due to disability, Mr. Forese will receive, through age 65, disability payments equal to 60% of his base salary in effect as of his termination date, and shall be entitled to continue participation through age 65 in all medical, dental, vision, hospitalization, disability and life insurance coverage.

  Mr. Forese's employment contract further provides that if Mr. Forese's employment is terminated without cause (or due to constructive discharge), Mr. Forese will receive 1) base salary continuation through the later of September 30, 2001 or the second anniversary of his termination date, 2) a pro rata bonus for the year of termination, 3) bonus payments for a two-year period after termination, 4) the right to exercise any outstanding stock option, other than the Special Stock Option, for a three-month period following employment termination or the option's stated term, 5) the right to exercise the Special Stock Option for the lesser of five years or the remainder of its stated term, 6) an accelerated LTIP payout for all outstanding plan periods, and 7) continued participation in all medical, dental, vision, hospitalization, disability and life insurance coverage through the later of September 30, 2001 or the second anniversary of his termination date. Mr. Forese's contract also provides that Mr. Forese is subject to noncompetition and nonsolicitation restrictions upon any employment termination.

  Finally, Mr. Forese's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control, which are further described under "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 13.

 Kurt E. Dinkelacker

  Mr. Dinkelacker's employment contract was effective on May 1, 1997, and provides that Mr. Dinkelacker will remain in the employ of IKON for three years. On each anniversary date of the contract, commencing May 1, 2000, the contract term shall be automatically renewed for a one-year period, unless either the Company or Mr. Dinkelacker provides appropriate notice of an intention not to renew. The contract sets Mr. Dinkelacker's annual salary at an amount at least equal to $350,000. Mr. Dinkelacker's employment contract further provides that he shall be entitled to participate in all employee benefit plans or programs for which the most senior executives of the Company are eligible. If Mr. Dinkelacker voluntarily terminates employment (or is terminated for cause or due to disability or death), no severance benefit is provided, except that, in the event of termination due to disability or death, Mr. Dinkelacker (or his estate) will receive his annual bonus, prorated to the date of termination. If Mr. Dinkelacker leaves employment voluntarily, or due to disability, or is terminated for cause, he may not compete with IKON for a one-year period following employment termination, and, unless otherwise determined by the Human Resources Committee, will forfeit any unvested options granted in connection with the employment contract.

  Mr. Dinkelacker's employment contract further provides that if Mr. Dinkelacker's employment is terminated without cause (or due to constructive discharge or the Company's failure to renew), he will receive a severance benefit equal to three times annual base salary (payable in equal bimonthly installments over a three-year period) and accrued bonus for the year of termination. Mr. Dinkelacker may not compete with IKON for a one-year period following such termination. If he competes with IKON during the second or third year following such termination, he will forfeit all remaining severance payments.

  As consideration for Mr. Dinkelacker's agreement to enter into the employment contracts, Mr. Dinkelacker received a grant of options to purchase 50,000 shares of IKON common stock. The options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant and have a ten-year term. Mr. Dinkelacker will receive accelerated vesting of 20,000 stock options if his employment terminates involuntarily without cause (or due to constructive discharge or the Company's failure to renew) prior to April 30, 2002, and will receive accelerated vesting of the remaining 30,000 stock options if his employment terminates involuntarily without cause (or due to constructive discharge or the Company's failure to renew) prior to November 30, 2006.

  Mr. Dinkelacker's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control, which are further described under "Change-in-Control
Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 13.

 Peter W. Shoemaker

  Mr. Shoemaker executed a three-year employment contract with the Company effective October 1, 1995. On February 1, 1998, the term of the contract was extended until January 31, 2000 and certain amendments to the contract were made. The employment contract, as amended, provides for a guaranteed minimum annual base salary of $325,000. In addition, the contract provides that Mr. Shoemaker shall be eligible for annual bonus opportunity during the term of the contract. Mr. Shoemaker's contract also provides for a lump sum relocation payment of $50,000.

  Mr. Shoemaker's contract further provides that, upon expiration of the term of the contract (or any extended term), Mr. Shoemaker shall be retained by the Company for a two-year period as an employee/consultant to perform special projects at an annual salary of $325,000, with continued vesting and participation in all benefit plans. During the employee/consulting period, Mr. Shoemaker shall not be entitled to participate in any new bonus, stock option or LTIP opportunities.

  If Mr. Shoemaker's employment is involuntarily terminated by the Company without cause during the contract term, he will receive a severance benefit equal to the base salary he would have received for the remainder of the contract term (payable in equal bimonthly installments for the remainder of the contract term), accrued bonus for the fiscal year in which his employment terminates, continued vesting under the Company's employee benefit plans, and continued participation in the Company's group hospitalization, health, dental care, life insurance and disability coverage until the end of the term. If Mr. Shoemaker voluntarily terminates employment during the term, or his employment terminates due to disability or death, or for cause, he shall be entitled to receive unpaid base salary until the date of termination, and any unpaid accrued benefits under IKON's benefit plans as of the date of termination. Unless otherwise determined by the Human Resources Committee, all unvested options will be forfeited upon any termination of employment (other than due to a change-in-control). Upon any termination of employment (other than a termination following a change-in-control), Mr. Shoemaker may not compete with IKON for a period of two years following the date of termination.

  Mr. Shoemaker's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control, which are further described under "Change-in-Control
Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 13.

 Lynn B. Graham

  Mr. Graham executed a three-year employment contract with the Company effective April 1, 1997. The contract provides for a guaranteed minimum annual base salary of $235,000, and a grant of 3,500 options to purchase IKON common stock. In addition, the contract provides that Mr. Graham shall be eligible for annual bonus opportunity during the term of the contract. If Mr. Graham's employment is involuntarily terminated by the Company without cause during the contract term, he will receive a severance benefit equal to the base salary he would have received for the remainder of the contract term (payable in equal bimonthly installments for the remainder of the contract term), accrued bonus for the fiscal year in which his employment terminates, continued vesting under the Company's employment benefit plans and continued participation in the Company's group hospitalization, health, dental care, life insurance and disability plans until the end of the term. If Mr. Graham voluntarily terminates employment during the term, or his employment terminates due to disability or death, or for cause, he shall be entitled to receive unpaid base salary until the date of termination, and any unpaid accrued benefits under IKON's benefit plans as of the date of termination.

  Mr. Graham's contract further provides that management will recommend to the Human Resources Committee that all unvested options will be vested upon an involuntary termination of employment without cause. The Human Resources Committee is not obligated to follow such recommendation. Finally, the employment contract states that if Mr. Graham's employment with the Company is terminated for any reason (other than due to a change-in-control), he will not compete with the Company for a period of three years following the date of termination.

  Mr. Graham's employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control, which are further described under "Change-in-Control
Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 13.

 David M. Gadra

  Mr. Gadra executed a three-year employment contract effective August 1, 1996. The contract provides for a guaranteed annual salary of at least $225,000, a one-time payment of $100,000 (to compensate Mr. Gadra for the forfeiture of options attributable to his previous employment), relocation compensation of $25,000, a guaranteed fiscal 1996 bonus of $75,000, and a fiscal 1997 bonus of $157,500. In addition, Mr. Gadra received a grant of options to purchase 11,725 shares of IKON common stock in connection with his employment contract. If Mr. Gadra's employment is involuntarily terminated by the Company without cause during the contract term, he will receive a severance benefit equal to the base salary he would have received for the remainder of the contract term (payable in equal bimonthly installments for the remainder of the contract term), accrued bonus for the fiscal year in which his employment terminates, continued vesting under the Company's employee benefit plans and continued participation in the Company's group hospitalization, health, dental care, life insurance and disability plans until the end of the term. If Mr. Gadra voluntarily terminates employment during the term, or his employment terminates due to disability or death, or for cause, he shall be entitled to receive unpaid base salary until the date of termination, and any unpaid accrued benefits under IKON's benefit plans as of the date of termination. Unless otherwise determined by the Human Resources Committee, all unvested options will be forfeited upon any termination of employment (other than due to a change-in-control). Upon any termination of employment (other than due to a change-in-control), Mr. Gadra may not compete with the Company for a two-year period.

  Mr. Gadra is also subject to a change-in-control arrangement, which is further described under "Change-in-Control Arrangements--Employee Benefit Plans and Executive Arrangements," beginning on page 13.

EXECUTIVE SEVERANCE MATTERS

  On July 8, 1998, Mr. Stuart resigned all positions with the Company. In accordance with Mr. Stuart's employment contract, Mr. Stuart will receive his annual base salary of $900,000 for a three-year severance period beginning on July 8, 1998 (the date of his employment termination), subject to offset in the event that Mr. Stuart obtains other employment. The contract also provides that Mr. Stuart will not compete with the Company for a one-year period, and that, in the event he competes with the Company at any time during the three-year severance period, he will forfeit all remaining severance payments.

  Mr. Stuart's employment contract further provides that 100,000 options to purchase IKON stock which were granted to Mr. Stuart on May 1, 1997 at a price of $26.75 became fully vested on the date of Mr. Stuart's employment termination and will remain exercisable until July 8, 1999. Finally, Mr. Stuart's contract entitles him to outplacement assistance and continued group hospitalization, health, dental care, life insurance and disability insurance (at a cost to Mr. Stuart comparable to his cost while actively employed) until July 8, 2001.

  Except as required by his employment contract, the Company does not intend to provide any additional severance benefits to Mr. Stuart, except that 1) the Company will refund to Mr. Stuart the amounts he deferred from compensation under the Company's deferred compensation programs, together with the investment returns credited to those deferrals in accordance with Mr. Stuart's investment elections; and 2) Mr. Stuart's entitlement under the terms of any employee benefit plan will be governed by the terms of such plan. The Company has determined that it will not provide to Mr. Stuart accelerated vesting or any other discretionary benefits under any retirement, stock option, stock purchase or LTIP program sponsored by the Company.

DIRECTORS' COMPENSATION

  In fiscal 1998, all independent directors received directors' fees of $30,000 per year for service on the Board of Directors, and committee chairmen received $3,000 per chairmanship per year. No attendance fees were paid for attendance at regular quarterly Board and committee meetings, but a fee of $1,000 per meeting was paid for attendance at special meetings. In addition, Mrs. Hauptfuhrer received $5,000 during fiscal 1998 for her services as Chairman of the Independent Directors.

  All of IKON's directors have elected to receive their directors' fees (excluding attendance fees) in the form of options to purchase IKON common stock, pursuant to the terms of IKON's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), which enables directors of IKON to receive all or a portion of their directors' fees in the form of options to purchase IKON common stock at an exercise price equal to 75% of the fair market value of IKON common stock on the date such options are granted. The Directors' Plan provides for an annual grant of such discounted stock options to each director who has filed with IKON an election to receive such options in lieu of all or a portion of his or her Board, committee and trustee fees. The options are exercisable for twenty years (except in the case of death), but generally may not be exercised prior to the twelve-month anniversary of the date of grant.

  In addition to the above options, on January 22, 1998, each independent director received an automatic annual grant of options to purchase 2,000 shares of IKON common stock pursuant to the Directors' Plan. Options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. Options are immediately exercisable and remain exercisable for a period of ten years from the date of grant.

 Restricted Stock Awards

  On January 22, 1998, each non-employee director received an annual award of 400 shares of restricted common stock (which will vest over a five-year period).

 New Director Options

  Each new non-employee director of IKON also receives a one-time grant of 25,000 options to purchase IKON common stock. Accordingly, as new directors, Messrs. Cushing and Gerrity and Ms. Bell each received an option during fiscal 1998 to purchase 25,000 shares of IKON common stock. The options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant, vest 20% on the first five anniversaries of the date of grant, and have a ten-year term.

 Additional Director Compensation

  In light of the substantial and unexpected time commitment that certain independent directors made during fiscal 1998 (including five special Board meetings, four Executive Committee meetings and six special meetings of the Independent Directors), which commitment is expected to continue in fiscal 1999, on November 3, 1998, the Board of Directors determined that it would be appropriate to increase directors' fees for certain individuals (retroactively to July 1998). Accordingly, in addition to current directors' fees, the Board of Directors approved an annual fee of $15,000 to be paid to each of Mrs. Hauptfuhrer and Mr. Gerrity for service on the Executive Committee. The Board also approved an annual fee of $60,000 to be paid to Mr. Jalkut for his service as Non-Executive Chairman and Co-Chairman of the Executive Committee, and an annual fee of $35,000 to be paid to Mr. Birle for his service as Chairman of the Audit Committee and Co-Chairman of the Executive Committee. These additional annual fees will be prorated for the time period from July 1998--February 1999 and paid in full for the directors' plan year beginning on February 1, 1999. All of the directors entitled to receive additional fees have elected to receive such fees in the form of discounted stock options to purchase IKON common stock.

                         II. GENERAL AND OTHER MATTERS

  The Board of Directors knows of no matter, other than as referred to in this proxy statement, which will be presented at the annual meeting of shareholders. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other person, if any, as the Board of Directors may recommend.

  As the independent auditors for IKON, Ernst & Young LLP audited the financial statements of IKON for the fiscal year ended September 30, 1998 and will audit certain of its employee benefit plans as of that date. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the auditors for IKON for the 1999 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to questions.

  The cost of soliciting proxies will be borne by IKON. Employees of IKON may solicit proxies personally or by telephone. In addition to solicitation by mail and by employees, arrangements have been made with Corporate Investor Communications, Inc. to solicit proxies, at an expected cost of $7,000 (plus out-of-pocket expenses).

  Votes are tabulated by National City Bank, IKON's transfer agent. Shares represented by abstentions are counted in determining the number of shares present at a meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld. Broker non-votes are counted in determining the number of shares present at a meeting.

  You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. If you sign and return your proxy, but do not vote on any director nominee, your shares will be voted in accordance with the recommendation of the Board of Directors. You may revoke the proxy at any time before it is voted by giving notice to the Secretary of IKON, and if you attend the meeting, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

2000 ANNUAL MEETING

  Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For shareholder proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy relating to the 2000 annual meeting of shareholders, they must be received by the Company not later than September 27, 1999. If any shareholder wishes to present a proposal to the 2000 annual meeting of shareholders that is not included in the Company's Proxy Statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before December 14, 1999, then the Board will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting. All proposals should be addressed to the Company at P.O. Box 834, Valley Forge, PA 19482-0834, Attention: Secretary. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to such annual meeting of shareholders any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC and the Company's Code of Regulations at that time in effect.

ANNUAL REPORT ON FORM 10-K

  Upon the written request of any shareholder entitled to vote at the upcoming Annual Meeting, the Company will furnish to such shareholder, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998. Such requests should be directed to Susan Gaffney, Director, Investor Relations, IKON Office Solutions, Inc., P.O. Box 834, Valley Forge, PA 19482-0834.

                                                    Karin M. Kinney
                                                      Secretary

January 28, 1999

                        PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                            IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation
--------------------------------------------------------------------------------


               PROXY/VOTING INSTRUCTION CARD
                IKON OFFICE SOLUTIONS, INC.

     This proxy is solicited on behalf of the Board of Directors of IKON Office Solutions, Inc. The undersigned hereby appoints Michael J. Dillon and Karin M. Kinney, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of IKON Office Solutions, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on March 23, 1999, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given.

     For employees of IKON Office Solutions, Inc., this proxy also provides voting instructions for shares held for the account of the undersigned in the IKON Office Solutions, Inc. Retirement Savings
    Plan. The trustees for the Plan will vote these shares as directed provided you sign and return a proxy containing your voting instructions by March
    18, 1999. If no voting instructions are received, the trustees of the Plan may vote your shares in their discretion (in the absence of voting instructions, the trustees will generally vote your shares in accordance with the recommendation of the Board of Directors). Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy, or attend the meeting and vote by ballot. If you return a proxy and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors.

     1. Election of Directors (Mark only one)

        [_] Vote FOR all nominees listed    [_] Vote WITHHELD from all nominees
            below and recommended by the
            Board of Directors
            (except as directed to the
            contrary below)

    Judith M. Bell, James R. Birle, Philip E. Cushing,
      Kurt E. Dinkelacker, James J. Forese, Thomas P.
  Gerrity, Barbara Barnes Hauptfuhrer, Richard A. Jalkut
    INSTRUCTION: To withhold authority to vote for any
     individual nominee, write that nominee's name in
                 the space provided below.

    ---------------------------------------------------
           (continued, and to be signed, on other side)

            PROMPTLY COMPLETE AND RETURN THE
           PROXY/VOTING INSTRUCTION FORM BELOW
                IN THE ENVELOPE PROVIDED

        Carefully fold & detach along perforation
-------------------------------------------------------------------------------


 (continued from other side)
                                             NO.


                                 Special Action

                                                         See
              Will Attend                             Comments
            Annual Meeting*                             Below
                 [_]                                     [_]

*Admission tickets will be mailed to any shareholder who indicates an intention to attend.


  PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY,
  USING THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE.

                   Dated ________________ SIGN HERE ___________________________
                   When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.